Analyst Day | June 8, 2018 Exhibit 99.1

Welcome & Analyst Day Overview Alan Katz, Investor Relations

Forward-Looking Statements This presentation contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward looking statements, whether as a result of new information, subsequent events or otherwise. termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; our ability to collect our receivables for unbilled services breaches of our security systems and service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; a decline in revenues from or a loss or failure of significant clients our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; fluctuations in our non-recurring revenue our failure to develop new service offerings; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; any reference to “Signed Divestitures” which subject to customary closing conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Non-GAAP Disclosure & Other Items Non-GAAP Disclosure We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Non-GAAP measures are footnoted, where applicable, in each slide. Signed Divestiture Disclosure Reference in the presentations today to “signed divestitures” relates to previously announced agreements Conduent has signed to sell subsidiaries or assets of certain lines of business. These agreements have not yet closed. The closings are subject to fulfillment of closing conditions and obtaining any required government regulatory approvals.

Agenda 8:30 – 9:00 amRegistration / Breakfast 9:00 – 9:05 amIntroduction / Welcome and Analyst Day Overview Alan Katz, Vice President, Investor Relations 9:05 – 9:45 am Strategic Overview Ashok Vemuri, Chief Executive Officer 9:45 – 10:15 am Consumer and Industrials Christine Landry, Group Chief Executive, Consumer & Industrials 10:15 – 10:45 am Financial Services and Healthcare Pratap Sarker, Group Chief Executive, Financial Services & Healthcare 10:45 – 11:00 am Break & Innovation Gallery 11:00 – 11:30 am Public Sector Dave Amoriell, President 11:30 – 11:50 am Financial Overview Brian Walsh, Chief Financial Officer 11:50 – 12:15 pm Lunch Break and Innovation Gallery 12:15 – 1:15 pm Q&A 1:15 – 2:30 pm Innovation Gallery 5

Analyst Day | June 8, 2018

Strategic Overview Ashok Vemuri, Chief Executive Officer

Fortune Front-Office REINVENT DIGITAL INTERACTIONS Essential OPERATIONS Expertise Operations Governments & Agencies 500 Secure At-Scale Seamless MEMBERS PATIENTS CITIZENS CLIENTS EMPLOYEES Personalized Partner Interactions Secure Value

Our Company Marquee Clients Recognized Industry Leader in our Core services Deep Domain & Process Capabilities Essential Partner Across Multiple Value Chains

Deep Domain & Process Capabilities We are world's largest provider of diversified business services with leading digital platform capabilities Digital Platform Portfolio 13 Business areas 24 Platform Groups 81 Platforms Citizens Retail , Travel & Logistics Transportation Automotive, Aerospace & Defense Media, Entertainment & Telecom Banking and Capital Markets Healthcare & Insurance Technology Energy & Utilities Provider Government Pharma Manufacturing Employees Consumers Commuters Software Products Platforms

20 of Top 20 U.S. Health Insurers 9 of Top 10 Pharmaceutical Companies 4 of Top 5 Life Insurers 40% Of U.S. Hospitals 6 of Top 10 Automakers 4 of Top 5 Aerospace Firms 50 All 50 States 7 of Top 10 U.S. Banks 2018 – 2020 Addressable Market Growth1 11 Marquee Clients 1Q Signings Performance Total Contract Value (TCV) Signings $1,428M Renewal Rate 94% New Business TCV $406M Rolling 12-Month Pipeline ~$12B Overall 5.0% - 5.5% Public 4.0%- 4.5% Commercial 5.5% - 6.0% (1)Source: Frost & Sullivan, E&Y, Nelson-Hall, Gartner, Mercator Consulting, and Conduent Corporate Strategy

46% U.S. market share in Tolling and 44% in Parking Essential Partner Across Multiple Value Chains Healthcare Transportation Multi-Channel Services 70% of insured patient in the U.S. 1/3 of all U.S. insured touched by our communications Government Payments Payment processor for: 43% of U.S. child support and 55% SNAP payments Human Resource Services 11+ million employees and participants supported Worker’s Compensation Bill Review for 50% of Workers Comp claims

Recognized Industry Leader

CONDUENT

Industry Analyst Accolades

Best-in-Class BPaaS Solutions

- HfS Research, NelsonHall, Black Book Research

Top Provider for Workers Comp

- NelsonHall, Everest Group

Proven Leader in HRS Support

- NelsonHall, Everest Group, HfS Research

Everest Top 10 BPS Providers

May 29, 2018

1. ADP
2. Teleperformance
3. Accenture
4. Conduent
5. Paychex
6. Concentrix
7. DXC Technology
8. Xerox
9. Arvato Bertelsmann
10. Genpact

13

Our Progress Achieved Pre-Spin Goals $1B in Expected Divestitures Re-invention

Re-inventing our Company Where we started Where we’re going Unfocused Portfolio Disparate Culture Inefficient Operations One-Off Solutions Siloed Business Units A Single, Unified Company and Brand Underperforming Market Leading Performance Clear Business Strategy  Consistent Culture Business Intelligence and Modern Work Tools Technology-Led / Platform-Based Solutions and Services

Aggressive Transformation Eliminated +250 Redundant Reporting Systems Reduced Real Estate Sq. Footage by ~3 million +$200M Adjusted Free Cash Flow FY20171 50 Brands Consolidated 1,400 Accounts Exited 17% Increase in Sales Headcount 1) Adjusted Free Cash Flow. Refer to Appendix for Non-GAAP reconciliations and definitions

Signed Divestitures Year-to-Date

CONDUENT

~$390M FY2017 Revenue	**~$65M** Adj EBITDA
~$600M Estimated Proceeds	**~9.2x Adj EBITDA** **~1.5x Revenue** Multiples

Note: Revenue and Adj EBITDA reference for FY2017 results, after stranded-cost take out. Signed divestitures subject to closing terms and conditions.
Please refer to Appendix for Non-GAAP reconciliations and definitions for Adjusted EBITDA

17

Met Pre-Spin Expectations

CONDUENT

Pre-Spin Objectives	2017 Results
Revenue 2017 – decline similar to 2016	✓ Achieved -- adjusted for strategic actions
Adjusted EBITDA 2017 – greater than 5% growth	✓ Achieved -- grew +6%
Cost Transformation 2017 ~$430M cumulative savings	✓ Exceeded ~$45M
Adjusted Free Cash Flow 2017 20-30% of Adjusted EBITDA	✓ Achieved @ high-end ~30%
Shareholder Value Created	✓ Over $1 Billion in market cap[1] growth

Note: See Appendix for Non-GAAP definitions and reconciliations for Adjusted EBITDA and Adjusted Free Cash Flow
1) Based on total market capitalization based on stock prices comparing 1/3/2017 to 6/6/2018

18

Pivoting to Technology Industry Evolution World-View Mission

Conduent Mission Transforming The Way Our Clients Operate

Courage Open and Collaborative Speed and Agility Trust Commitment to Excellence Client-Centricity Our Core Values Our Aspiration Achieve Industry-Leading Performance Be the Most Trusted Partner to our Clients Be an Employer of Choice Build a Differentiated Brand Become the leading business services partner for companies and governments worldwide

As Digital Interactions Become The Norm, Our Clients Are Facing Three Realities Individualized 1 Immediate 2 Intelligent 3

Individualized 1 Immediate 2 Intelligent 3 As Digital Interactions Become The Norm, Our Clients Are Facing Three Realities End-User Setting Standards Value-Chains are Integrating Knowledge/Insights >Data

Facet Legacy New Basis of Competition Cost, Efficiency Change Operating Model Operating Model Rigid, Client Determined Flexible, Digital, Scalable End-user Outcomes Generic Tailored, Personalized Value: Focus One Way (Client) Two Way (Client, End-user) Value Levers Labor, Automation Experience, Blockchain, Cognitive Outcomes Service Level Agreements Experience Level Agreements Evolution of the Business Services Market

Building a Business for the Future Platform Based Digital Interactions Technology Driven Global Delivery Potential

A Digital Interactions Company The People we are Serving Our Clients Technology Platforms Delivering Essential Services Interactions at Massive Scale

Digital Platform Architecture End-Users Ecosystem of Partners & Collaborators Clients Intake Delivery Intelligence & Analytics Compliance & Reporting Engagement Client Outcomes

Conduent Solutions & Offering Set

CONDUENT



MAVEN
Flex RX
MERGE
Viewpoint
Strataware
DriveSafe
VECTOR
CAS
EPIC
Blitzdocs
Life @work
ATLAS
Kidstar
OMNIX
CONDUENT
E-Tims
DART
MIDAS
BenefitWallet
LOAN
RightOpt
Health@work
MANAGER
CitySight

28

Technology: Our Foundation and Future Conduent Technology Innovation Practice Areas Blockchain Automation Mobile Cognitive IoT

Global Delivery Potential Global Footprint 85,000 employees (down from 105K) 28 countries (down from 40+) 250 delivery centers Delivery Hubs Philippines India Jamaica Guatemala Romania Innovation Hubs Raleigh / Bangalore / Hyderabad Accu-Shoring Model Maximize talent sourcing “Follow-the-sun” operating model

Pivoting to Growth Organic Growth Modernize the Base Value Chain Integrator Unit Specific Opportunities Inorganic & Partnerships

Pivoting to Growth Organic Growth Modernize the Base Value Chain Integrator Unit Specific Opportunities Inorganic & Partnerships

Digital Platform Modernization Investment ~$200M over Three Years Expected Investment By Platform Group Expected Investment By Sector

Knowledge & Insights Platform Design Individualized Immediate Intelligent Customize Multiple Channels Business Tier Video Toll Processing Reporting & Business Intelligence Inventory Management Transaction Processing Customer Account Management Financial Processing Interoperability Case Management Voice SMS App Chats Social Media Video Toll Processing Transaction Processing All Back Office Processes Case Management Machine Learning Existing Post-Modernization Conduent Tolling Solution

Healthcare Value Chain: Conduent Participation Wellness Prevention Illness Recovery Maintenance Research & Development Administration Funding Relative Offering Strength Conduent Healthcare Offerings Reduce Cost of Care Improve Outcomes Enhance Customer Experiences Maintenance

Inorganic & Partnerships Focus Areas Examples Building Capabilities Digitalization Social Media, Mobility, Analytics & Cloud Omni-channel Emerging Technology Block Chain Automation AI and Analytics Right to Play Vehicles PAAS, Channels Policy and Regulation Scale & Geography Human Resource Services Europe

“After examining the options in the market, we chose Conduent due to their proven ability to bring strategic value to [our company]. They thoroughly understand our business and culture at every level and tailor solutions to us. We use the ‘P’ word with Conduent – they are our PARTNER, not our vendor.” Senior Executive at a Global Security and Aeronautics Company “Our cardholders rely on the payments they receive, and working with Conduent has helped us deliver those funds more securely and accurately. They even converted the technology behind the scenes without interrupting services. Their expertise makes all the difference.” Tom Pennington, Director of Electronic Payment Systems, Oklahoma Department of Human Services Quotes from Our Clients

Analyst Day | June 8, 2018

Consumer & Industrials Sector Christine Landry, Group Chief Executive

Commercial Overview Automotive, Aerospace & Defense Energy & Utilities Manufacturing Retail, Travel & Logistics Media, Entertainment and Telecom Technology Clients and Constituents Banking & Capital Markets Healthcare & Insurance Provider Pharma Who We Serve Clients Commuters Consumers Employees Members, Patients & Clinicians Offerings Omni Channel Experience Digital Processing Human Resources Workers Comp Digital Payments Legal & Compliance Finance, Accounting & Procurement Learning Industry Specific

Quarterly Revenue and Profit (adjusting for ASC 606)(1) Revenue ($ in M) % Segment Margin Segment Profit(1) $25M $31M $49M $71M $44M Segment Margin(1) 2.9% 3.7% 6.0% 8.3% 5.2% Adj EBITDA(1) $61M $69M $83M $105M $78M Adj EBITDA Margin(1) 7.0% 8.3% 10.1% 12.3% 9.1% Financials for Commercial Business (1) Adjusted 2017 results for impact from ASC 606 accounting change. Please refer to Appendix for Non-GAAP reconciliations for adjusted EBITDA and adjusted EBITDA margin FY2017 Commercial Revenue (% of segment total) (*Non-core revenue includes signed and to-be-signed divestitures)

Commercial – C&I Clients and Constituents Banking & Capital Markets Healthcare & Insurance Provider Pharma Who We Serve Clients Commuters Consumers Employees Members, Patients & Clinicians Offerings Automotive, Aerospace & Defense Energy & Utilities Manufacturing Retail, Travel & Logistics Media, Entertainment and Telecom Technology Omni Channel Experience Digital Processing Human Resources Workers Comp Digital Payments Legal & Compliance Finance, Accounting & Procurement Learning Industry Specific

43 Financials for C&I Business FY2017 C&I Revenue By Service Line (% of C&I total) FY2017 C&I Revenue By Vertical (% of C&I total) Note: Business sector revenue represents approximate FY2017 revenue excluding signed and to-be-signed divestitures

Client-Centric Focus Across Industries Delivers Value and Improves Outcomes

- 6 of 10 largest global automotive manufacturers
- 4 of 5 top aerospace firms
- 2018 Top Training Outsourcing Company by Training Industry
- Over 10 million employees and participants supported

Total Rewards Portal
Increase employee engagement in total rewards program
98%
Employees actively participated in the annual enrollment process

BenefitWallet Consumer Driven Health Care
Reduce costs, increase wellbeing
95%+
Participation in HSAs

RightOpt Private Exchange
Decision support tools that simplify administration and enrollment
11%
Reduction in total claims cost

AP Processing
Transformed to Deliver
92%
Improvement in processing productivity

Virtual Learning
Migrate to eLearning platform
60%
Reduction in design and development duration

Intelligent Automation
Leveraging automation and bots
50%+
Reduction in human errors

44

C&I Market Opportunity Set

CONDUENT

Addressable Market[1] ($B):
2018-2020 CAGR 5.6%



$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$54.3
$57.3
$60.5
$63.9
2017
2018
2019
2020
Retail, Travel & Logistics
Energy & Utilities
Manufacturing
Automotive, Aerospace, Defense
Technology
Telecom, Media & Entertainment

Business Sectors[2]	Telecom, Media & Entertainment ~$200M of Revenue	Automotive/ Aerospace/ Defense ~$270M of Revenue	Energy/ Utilities ~$60M of Revenue	Technology ~$390M of Revenue	Retail/Travel/ Logistics ~$200M of Revenue	Manufacturing ~$160M of Revenue
Client Imperatives	Content monetization and immediate delivery (5G, OnDemand); compliance in fluid regulatory environment	Mobility-as-a-service; efficiency on global scale; integration across ecosystem with smart processes and devices	Price and cost pressure; focus on automation and efficiency; smart grid - new energy sources and distribution networks	Gig economy, changing recruiting market; high employee attract/retain cost; Omni-channel personalization	Hyper-personalization, 24/7 immediacy; Omni-channel experience reimagined	Transform operations and service delivery; Need application of intelligent devices, IoT, emerging platforms (i.e., blockchain)
Key Service Offerings	Digital Payments	Digital Processing	Finance & Accounting Transformation	Risk & Compliance	Integrated Employee Engagement	Omni-Channel Customer Experience

1) Source: NelsonHall
2) Business sector revenue represents approximate FY2017 revenue excluding signed and to-be-signed divestitures

45

46 Art-of-the-Possible: Industry-Specific Offering: Automotive Go to dealership to purchase a vehicle, drive off the lot Formal data transfer and contact permission provided by owner Central customer experience center (CEC) focuses on individual Predictive analytics individualized to owner & vehicle Facilitate seamless, end-to-end digital customer experience Owner fully responsible for all general maintenance and no alerts to problems until the problem has occurred Proactive outreach to driver for immediate solution Centralized, real-time vehicle information always seen by CEC Integrated information provided to service departments Immediate scheduling for maintenance issues Stronger immediate engagement with drivers - improves loyalty to our clients No intelligent, proactive information Static information about the car No connection beyond the direct sale Telematics activation information alert reaches CEC before reaching driver Predictive messaging regarding general maintenance needs Geolocation “sees” vehicle location System will provide driving law information, suggestions for parking, etc. Arrange for support/service seamlessly when critical issues are identified Immediate Individualized Intelligent Legacy Transactional Today Data-Supported One-on-One Interactions Evolving Predicting Need and Hyper-Personalization

Commercial – C&I Clients and Constituents Banking & Capital Markets Healthcare & Insurance Provider Pharma Who We Serve Clients Commuters Consumers Employees Members, Patients & Clinicians Offerings Automotive, Aerospace & Defense Energy & Utilities Manufacturing Retail, Travel & Logistics Media, Entertainment and Telecom Technology Omni Channel Experience Digital Processing Human Resources Workers Comp Digital Payments Legal & Compliance Finance, Accounting & Procurement Learning Industry Specific

Omni-Channel and Digital Experience Sectors Client Imperatives Our solutions that make us well positioned Digital Customer Experience Management Manage customer lifecycle across channels to monetize touchpoints, improve loyalty, increase satisfaction Automation, AI, machine learning End-to-end digital experience solutions and analytics Solution Description Benefit Digital Processing Platform (Conduent Automation Suite) Data-driven, intelligent approach complete critical processes throughout all phases of the lifecycle using automation and analytics Enables our partners to transform to a personalized digital experience Provides a consistent, reliable platform with the agility to keep up with evolving consumer expectations Workflow Automation Advanced Analytics Chat Virtual Agent/ Live Agent Self-Serve Mobile Automated Agent Robotic Process Automation Virtual Agent Attended Automation Key Market Trends: Key Digital Offerings:

49 Conduent Interactive Solutions Agent time spent handling routine calls made to a call center Chatbot plus caller assisted for self-help Data and analytics to reduce chat time Predictive analytics proactively help pre-empt issues Enhanced AI and machine learning for individualized responses Cx Agents only Lacks predictive analysis or behavior Lacks continuous learning feedback loop Chat-assist tool Automated text strings for recurring issues Significant reduction in average chat time Enhanced tools and user experience through AI, machine learning for real-time assistance Limited information and analysis Detects and suggests key repeating strings to respond to customers Apply data analytics to deflect chat interactions to self-service and fully automated Chatbot service Immediate Individualized Intelligent Legacy One-to-One Interaction Today Automation-Enabled Interactions Evolving Predictive, Individualized Experiences

Human Resource Services Overview

CONDUENT

Talent Strategy/Recruiting Administration	New Hire/ Onboarding	Payroll Admin/ Compensation/Global Rewards	Performance Reviews/Career	Analytics & Reporting
Benefits Management	Learning & Training	Life/Work Event Management	User Experience Optimization	Resign, RIF, retire

Key Market Trends:

Sector	Client Imperatives	Our solutions that make us well positioned
HR Services	Manage end-to-end, recruit-to-retire employee lifecycle to improve engagement and productivity	• Workforce & HR Enablement • Health & Welfare • Finance & Retirement • Employee Engagement • Integrated Well Being

Key Digital Offerings:

Solution	Description	Benefit
Life@Work	Integrated total benefits and human resource solution	• Completely personalized experience • Helps employees make confident decisions and provides easy access to interactive education and tools
RightOpt	Health exchange alternative: integrated benefit delivery solution with innovative plan design / benefit admin	• Reduces costs and administrative burdens • Leverages data and analytics to create a personalized work/life cycle experience
BenefitWallet	Consumer Directed Health (CDH) account solutions	• Data-driven, digital and personalized • Drives employee engagement and ROI • Promotes higher HSA balances

50

Present information based on my company and division Present information based on my demographic data Present information based on: behavioral data level of information each user wants or needs Support dependent on availability of local HR resource Self-service functionality so - employees can get information and complete transactions whenever they want Intuitive and easy use digital experiences. Tailored personal experiences - via web, mobile devices, phone, etc., Integrated omni-channel experience Only system data is available Data can be displayed Explosion of data - 90% of data today has been created over last two years Access to unstructured data created through social and mobile channels Still reporting focused Value from workforce analytics Organization and employee insights from cognitive and predictive analytics Ability to tailor information based on “segment of 1” Employee Engagement Solutions Immediate Individualized Intelligent Legacy Paper-based and generic Today Self-service and Personalization Evolving End-to-end Engagement Integration, Omni-channel, Predictive

Leader Status Across Service Lines / Industries Customer Management Contact Center BPO Magic Quadrant, Leader Benefits Administration Services NEAT, Overall, Leader Next Generation Learning BPS NEAT, Overall, Leader Cloud-Based HR Services NEAT, Overall, Leader Multi-Process HR Services NEAT, Overall, Leader Multi-Process HR Services NEAT, Intelligent Technologies, Leader Customer Management Services in Telecom, Leader, 5/17 CMS Multichannel Overall NEAT, A High Achiever CMS Client Experience Improvement Focus NEAT, a Leader CMS Self Service Focus NEAT, a Leader Contact Center Outsourcing Market for Healthcare Service Provider Landscape with PEAK Matrix, Leader Contact Center Outsourcing Market Service Provider Landscape with PEAK Matrix, Leader Multi-Process HRO Service Provider Landscape with PEAK Matrix, Major Contender

C&I Growth Approach Growth Parameters Telecom Media & Entertainment Auto/Aero/ Defense Technology Retail/Travel/ Logistics Manufacturing Energy/Utilities Modernize our Base Life@Work 6 Digital Processing and Automation Omni-channel customer experience management and engagement Finance, Accounting & Procurement Organic Growth in Existing Segments Global Integrated Employee Benefits & Engagement Focus on leveraging existing capabilities to drive service line penetration across the business Expand role in Emerging Value Chain Employer Risk Management: Legal and Compliance Solutions Digital Processing and Automation Revenue Cycle Management Inorganic Growth / Partnerships Content Moderation & Analytics Legal & Compliance Mobility-as-a-Service IoT Solutions Content Moderation & Analytics Content Moderation & Analytics IoT Solutions Legal & Compliance Solutions Automation and IoT Solutions Legal & Compliance Solutions Micro-Learning Platform

2017 2018 2019 2020 Our Growth Roadmap Service Mix Today HR Services, Learning, Customer Care, Transaction Processing Competitors Low value, specialized, smaller specialized, pure play, focused on specific horizontal providers Service Mix Tomorrow Workforce Solutions, Learning, Omnichannel CX, Industry Solutions: e.g. Automotive ecosystem blockchain procurement, Telco/Media churn reduction Competitors Global, high value, consultative, focused on “C” suite Digital Platform Investments: HR Services, Digital Processing Digital Platforms Transformation and Leadership Create Vertical Industries GTM We have embarked on a Digital Interactions journey – the destination looks very different from where we are today Digital Platforms Implementation and Integration

Analyst Day | June 8, 2018

Financial Services & Healthcare Pratap Sarker, Group Chief Executive

57 Commercial – FS&H Clients and Constituents Banking & Capital Markets Healthcare & Insurance Provider Pharma Who We Serve Clients Commuters Consumers Employees Members, Patients & Clinicians Offerings Automotive, Aerospace & Defense Energy & Utilities Manufacturing Retail, Travel & Logistics Media, Entertainment and Telecom Technology Omni Channel Experience Digital Processing Human Resources Workers Comp Digital Payments Legal & Compliance Finance, Accounting & Procurement Learning Industry Specific

Financials for FS&H Business FY2017 FS&H Revenue By Vertical (% of FS&H total) FY2017 FS&H Revenue By Service Line (% of FS&H total) Note: Business sector revenue represents approximate FY2017 revenue excluding signed and unsigned divestitures

11 of the top 12 Fortune 500 commercial banks 20 of 20 managed U.S. healthcare plans 40% of U.S. hospitals (2,200 hospitals) 14 of 15 top global pharmaceutical companies 2/3 of U.S. insured patients are touched by our services 1+ Billion commercial and government claims processed each year 45 Million patients in our provider systems every year $49 Billion in provider payments managed every year Manage over $60 Billion in loan assets Focus on Clients and Outcomes Incident Reporting Collect vital Information 15-20% Drop in accidents through actionable data 30B Attorney Decisions Leveraging analytical models 30%+ Cost savings due to reuse of attorney work product Omni-channel Digital Channel, Analytics & e-Payments 50-75% Postage and Print Cost Savings Virtual Agent With Artificial Intelligence Virtual / Personal Assistant 40%+ Call center efficiencies due to avoidance of billing-related calls 24/7 Nurse Triage Determine best course of action 40% Reduction in ER visits Bank Account Opening Transformed to Deliver 90% Reduction in cycle time and 90%+ reduction in error rate

FS&H Market Opportunity Set

CONDUENT

Addressable Market[1] ($B):
2018-2020 CAGR 6.4%



$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$53.5B
$56.8B
$60.5B
$64.3B
2017
2018
2019
2020
Pharma
Provider
Payer & Insurance
Banking & Capital Markets

Business Sectors[2]	Banking & Capital Markets *~$320M*	Healthcare & Insurance *~$770M*	Provider *~$110M*	Pharma & Life Sciences *~$120M*
Client Imperatives:	Emergence of Fintech players offering flexibility, choice and digital experience	Triple Aim: Improve health outcomes, reduce cost of care, enhance an individual experience of care	Reduced reimbursements – transition to value-based care	Value-based arrangements between pharma companies and payers
Digital Platforms:	Consumer Lending	Medical Cost & Care Management	Health Outcomes	Patient Engagement

Horizontal Services: Digital Payments; Digital Processing; Finance Accounting & Procurement; Risk & Compliance; Integrated Employee Engagement; Omni-Channel Customer Experience

(1)Source: NelsonHall
2) Business sector revenue represents approximate FY2017 revenue excluding signed and to-be-signed divestitures

60

Health Outcomes Solutions How does Conduent help healthcare providers improve their engagement with patients? Legacy Reactive Care Today Refocusing on Outcome Evolving Connection of Health and Behavior No true plan of care post hospital stay Mostly passive patients Reimbursement is changing to incentivize improved health outcomes Growing patient involvement Individualized wellness and diagnostics focused on health outcomes Manual Medical Records Inaccurate data Data not readily available Electronic Medical Records, wearable tech provide information about health Availability of provider performance data Care and diagnostics not just immediate, but proactive Telemedicine as the new Primary Care Model Reactive treatment for patients Re-imbursement for healthcare providers on a Fee-For Service basis Use of info from wearable tech and apps to change behavior Providers looking for ways to proactively manage health Trend toward greater healthcare consumerism Risk model for declining health or wellness to allow for prevention/early intervention Use of data science to develop best practices based on individual consumption and precision medicine Immediate Individualized Intelligent

Consumer Lending

How does Conduent help its customers digitize interactions to maximize efficiencies and insights?

	Legacy Reactive, Slow, Paper Intensive	Today Focus on Quality/Risk, High Cost to Originate and Service	Evolving Automation and Insights to Reduce Risks and Costs
Individualized	• Paper intensive with no digital interaction • Product focused not consumer focused • No reuse of best practices/technology across lifecycle	• Paper reduced with increasing use of data • Collections outreach driven by analytics • Loans at risk given multiple options to cure	• Digitize documents and data for complete transparency and proactive insights • Engagement at enterprise level, Consumer focused • Optimized channel of engagement
Immediate	• Completely reactive process • Massive paper • Green screen systems with poor navigation • Extensive time from application to approval	• Origination process started using technology with limited visibility after application • Browser based system providing single view of Loan Servicing and Collections • Lenders looking for ways to automate review of data/documents received	• Structured data feeds rules driven review allowing for instant feedback and consistency • Interaction anywhere through mobile systems • Rules drive proactive presentation of self service options
Intelligent	• Manual reporting • No analytics • No proactive view of risk	• Tremendous amount of data not collected and/or not analyzed • Limited proactive engagement or risk profiling	• Intelligence through interactions • Elimination of stare and compare • Analytics enables detection of patterns, proactive sensors, and a deeper understanding of customers' needs

62

Commercial – FS&H Clients and Constituents Banking & Capital Markets Healthcare & Insurance Provider Pharma Who We Serve Clients Commuters Consumers Employees Members, Patients & Clinicians Offerings Automotive, Aerospace & Defense Energy & Utilities Manufacturing Retail, Travel & Logistics Media, Entertainment and Telecom Technology Omni Channel Experience Digital Processing Human Resources Workers Comp Digital Payments Legal & Compliance Finance, Accounting & Procurement Learning Industry Specific

Legacy eDiscovery & Data Hosting Today Legal & Compliance Evolving Cognitive Risk Management Generic legal case management approach for all users Single product and information delivery model Litigation management, Investigations, and compliance assessments are tailored to industry, enterprise or regulatory need Configurable deployment model delivers information faster and more accurately Compliance offerings that enable client-specific and holistic evaluation and management of risk across the enterprise Manual processes Slow data processing Case by case, singular engagements Automated processes and risk alerts enable proactive case preparation and regulatory compliance Use of AI and machine learning to reduce cycle time in delivery of relevant information and insights Automated, real-time data monitoring solutions that allow for rapid intervention, yielding improved risk mitigation and regulatory compliance Limited insights Inability to re-use prior work Ability to rapidly gather information across virtually any structured or unstructured source Levering AI against aggregated current & historical data to unlock previously undiscoverable information on risk Prescriptive recommendations to protect against loss/litigation, as well as guidance to optimize revenue and avoid unnecessary expense Proactive compliance and reporting Legal and Compliance Solutions How does Conduent help its customers monitor compliance and mitigate risk? Immediate Individualized Intelligent

Leader Status Across Service Lines / Industries

CONDUENT

Gartner

- Gartner Market Guide for Key Customer Management BPO Service Providers, 2/13
- Gartner Market Guide for Finance and Accounting BPO Service Providers, 3/15

Everest Group

- Everest Property & Casualty Insurance BPO PEAK, Leader, 3/22
- Everest Banking BPO PEAK, Major Contender, 3/26
- Everest Healthcare Payer Service Provider Profile Compendium, 2/2

HfS Research

- HfS Industry Spotlight Blueprint: Banking & Financial Services, Execution Powerhouse, 4/23
- HfS Industry Spotlight Blueprint: Insurance Operations Services, Execution Powerhouse, 5/18
- HfS Blueprint Report: Digital OneOffice, High Performer, 5/28

NelsonHall

- NelsonHall Benefits Administration Services NEAT, Overall, Leader, 1/31
- NelsonHall Benefits Administration Services NEAT, Health & Wellness Optimization, Leader, 1/31
- NelsonHall Benefits Administration Services NEAT, Financial Wellness, Leader, 1/31
- NelsonHall Next Generation Learning BPS NEAT, Overall, Leader, 5/16
- NelsonHall Next Generation Learning BPS NEAT, Compliance Leader, 5/16
- NelsonHall Next Generation Learning BPS NEAT, Strategic Transformation, Leader, 5/16

Other

- Black Book Research: Ranked #1 – 2017 Healthcare Business Process Services
- Black Book Research: Ranked #1 – 2017 Healthcare Outsourcing Solutions
- Black Book Research: Ranked #1 – 2017 Healthcare Transaction Processing & Automation
- Training Industry 2018 Content Development Top 20 Company

65

FS&H Growth Approach

Our current portfolio offers process, technology and data-centric capabilities. Focused investments and a strong partner eco-system can help us create powerful solutions to solve our clients' current and future challenges.

Growth Parameters	Banking & Capital Markets	Healthcare & Insurance	Healthcare Provider	Pharma & Life Sciences
Modernize our Base	• Redesign Consumer Finance (Lending)	• Digital Processing platform • Workers Compensation	• Midas modernization to Cloud	• Health@ Work Platform • Inside Sales Platform
Organic Growth in Existing Segments	• BlitzDocs Quality Checks • Consumer Finance expansion (Cards)	• Payment Integrity & Recovery Services	• Health Outcomes	• Reimbursement Hub Services
Expand role in Emerging Value Chain	• Patient Care Management Solutions • Payment Integration – Healthcare Payments, B2B Payment, Accounting & Financing Solutions • Multichannel Communication - Composition, Digital e-Payments and Voice based AI Assistant			
Inorganic Growth / Partners	• Loan Servicing • Mortgage QC/DD Solutions • AML/KYC	• Claims & Admin Platform (TPA)	• Revenue Cycle Management	• Reimbursement Hub / Data Analytics
Inorganic Growth / Partners	• Digital B2C/C2B Payments			

66

Our Growth Roadmap Service Mix Today Customer Care, Transaction Processing, Platform based solutions Competitors Low value, specialized, smaller specialized, pure play, focused on specific horizontal providers Service Mix Tomorrow SaaS, TPA, Omni-Channel Experiences, Digital Processing Competitors Global, high value, consultative, focused on “C” suite 2017 2018 2019 2020 Digital Platform Investments Digital Outcomes Solution Focus Digital Solutions Leadership We have embarked on a Digital Interactions journey – the destination looks very different from where we are today.

Analyst Day | June 8, 2018

Public Sector Dave Amoriell, President

Sector Overview Clients and Constituents Who We Serve Payments Federal, State & Local Transportation Government Electronic Tolling Public Transit Parking P Public Safety Eligibility Management Child Support Citizen Entitlement Benefits Card Services Gov’t Payments Winning Aspiration: We will promote innovative government business process outsourcing solutions, and the positive experience between government administrations, their department or agency and the services they provide to their constituents Healthcare Medical Administration Fiscal Agent Pharmacy Administration Care Management & Long Term Care Case Management Citizens Claims Processing Government Agencies Business Units and Offerings Federal Government State Government Local Government

Public Sector Financial Overview Quarterly Revenue and Profit (adjusting for ASC 606)(1) Revenue ($ in M) % Segment Margin Segment Profit(1) $55M $51M $58M $62M $65M Segment Margin(1) 9.3% 8.8% 9.9% 10.6% 11.6% Adj EBITDA(1) $85M $81M $84M $84M $87M Adj EBITDA Margin(1) 14.4% 13.9% 14.4% 14.4% 15.6% FY2017 Revenue By Business (% of segment total) (*Non-core revenue includes signed and to-be-signed divestitures) (1) Adjusted 2017 results for impact from ASC 606 accounting change and 2017 divestitures. Note: Please refer to Appendix for Non-GAAP reconciliations for Revenue by segment, Operating Profit/Margin and Adjusted EBITDA/Margin

Transportation Overview

CONDUENT

Addressable Market[1] ($B):
2018-2020 CAGR 4.7%


2018-2020
CAGR %
11.6
12.1
12.7
13.3
1.8
1.9
2.0
2.1
3.3
3.4
3.6
3.7
6.4
6.8
7.1
7.5
3.1%
4.5%
5.2%
2017
2018
2019
2020
Public Transit
Tolling
Public Safety/Parking

Electronic Tolling
~$300M of revenue

Public Transit
~$220M of revenue

Public Safety/Parking
~$190M of revenue

Key Market Trends:

Client Imperatives	Our solutions that make us well positioned
Sprawling urbanization, traffic congestion, public policies; coupled with agencies desire to improve services and increase utilization	• Wrap Technology Around Customer Experience • Proven Solutions • Desired Business Model

Key Transportation Digital Offerings

Solution	Benefit
Conduent Electronic Toll Collection Systems	• Front office support to customers financial process and state of the art lane systems. Digital engagement with advanced analytics, mobile, web, and payment technologies
Conduent Fare Collection System	• Front office software with account based and open payment systems. Transit systems in 27 countries
Conduent Parking Systems	• Complete financial transaction from start to end. Business intelligence, analytics, and data visualization tools
Conduent Public Safety	• Front office support. Mobile payments, mobile web, license plate recognition technologies

1) Frost & Sullivan and Conduent Corporate Strategy
Note: business sector revenue represents approximate FY2017 revenue excluding signed and unsigned divestitures

72

Transit

How can transit operators and agencies around the world improve the experience of public transportation and attract more riders, while reducing the time of travel and contributing to lower traffic congestion in cities?

	Legacy	Today	Evolving
Individualized	• Cash payment • Token for payments • Tickets purchased from ticket offices	• Smartcard based ticketing • Digital payments and processing	• Intelligent personalized itineraries • Account based and bankcard systems • Learning of individual choices and preferences
Immediate	• Long lines at the ticket office • Poor transit attraction • Poor information to users	• Smartcard reload and fare collection • Interoperability across various means of transportation • Real time information	• Real time itineraries adaptation • Seamless travel and payment • Real time information across multiple modes of transportation
Intelligent	• Limited information and analytics • Limited financial auditing capabilities • High leakage	• Improved data analytics with interoperability and integration between collection systems • Accurate understanding of fare collection	• Integration of multiple transportation services • Integrated BI and analytics

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Government Overview

CONDUENT

Addressable Market ($B):



2018-2020 CAGR %
2018-2020 CAGR 4.0%
22.9
23.7
24.6
25.6
10.1
10.4
10.7
11.0
6.5
6.9
7.4
7.9
6.3
6.4
6.5
6.7
3.0%
7.1%
2.1%
2017
2018
2019
2020
Federal
Gov't Healthcare
State & Local

Segment	Offerings			
Federal ~$170M of revenue	Citizen Entitlement Benefits	Gov't Payments	Claims Processing	
State & Local ~$760M of revenue	Child Support	Case Management	Eligibility Management	Card Services
Healthcare ~$480M of revenue	Medical Administration Fiscal Agent	Pharmacy Administration	Care Management & Long Term Care	

Key Market Trends:

Sector	Client Imperatives	Our solutions that make us well positioned
Federal	Integrated solutions to improve services to constituents; while standardizing services	• Leverage horizontal businesses into Federal industry
Government Healthcare	State Medicaid Agency – Increases in Cost of Healthcare continues without abatement	• Eliminate inefficiencies by connecting the value chain • Focus on preventive care management
State & Local	Integration between agencies to make best decisions to plan, budget and operate agency	• Proven Solutions • Modernizing Technology • Subject Matter Experts

Key Government Digital Offerings

Solution	Benefit
Conduent Social Services Solutions	• Convenient and secure electronic payment cards for gov't programs. Advanced fraud and predictive analytics, data warehouse, mobile applications, and chat bots
Conduent Pharmacy Benefit Management Solutions	• Automated, real-time POS pharmacy claim adjudication. Enhanced business analytics to provide program recommendations
Conduent Health & Human Services Solutions	• Case management solutions with mobile enabled web environment, predictive analytics tools to anticipate future customer needs

Source: Frost & Sullivan, E&Y, Nelson-Hall, Gartner, Mercator Consulting, and Conduent Corporate Strategy
Note: State & Local includes Government Payments, and Federal includes Government Healthcare;
Business segment revenue represents approximate FY2017 revenue excluding signed and unsigned divestitures

74

Managing Medicaid Pharmacy Spending How can States control spending and improve the safety and efficacy of drug therapies in Medicaid? Paper-based submission, faxed prior forms and payment via check Non-scalable, standalone, costly systems Electronic prescription and claim submission, transmission and payment Scalable, integrated, cost-effective solutions E-Prescribing from all EMRs Seamless prior authorization integrating prescription and medical data Limited clinical decision support Outdated systems and processes Comprehensive clinical decision support leveraging data from electronic medical records (EMR) Automated, streamlined processes Recipient apps to drive utilization and medication adherence Limited information and analytics Drug management without medical data Integrated analytics portal Personalized control of therapies and dosage Detection and mitigation of fraud, waste and abuse Integration of medical, pharmacy and enrollment analytics for improved program design and population health management Advanced analytics leveraging multiple data sources to predict and reduce fraud Legacy Today Evolving Immediate Individualized Intelligent

Government Benefit Payments

How can government agencies streamline benefits payments, improve analytics and reduce program fraud?

	Legacy	Today	Evolving
Individualized	• Non-digital communication methods • Limited self – service options	• Mobile, live agent, web, chat, digital customer experience • Intelligent IVR cardholder identification and call routing	• Individualized account controls • Explore account service integrations through Artificial Intelligence interfaces (e.g., Siri, Alexa, Google)
Immediate	• Basic disbursement channels (ATM, POS) • Limited fraud capabilities • Long program to market cycles	• Increased benefit access capabilities (MoneyGram, Walmart) • Multi-Tenant Platforms to shorten implementation cycles	• Ever increasing self-service capabilities • Identify new FinTech partnership opportunities to drive client value
Intelligent	• Transactional oriented activities • Macro level analytics	• Smart fraud reduction technologies (EMV, Neural fraud detection capabilities) at program level • Client data warehousing for capabilities for client on-demand analytic services	• Data warehousing investments bringing “consortium” approach to our fraud detection capabilities

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Servicing 46% market of US electronic toll collection Leading provider of parking solutions with 44% market share in the U.S. More than 100M public transport tickets are processed daily #1 US Prepaid card government processor Over 54 million registered payment cards with over $85 billion in funds managed in 2017 Over 400M government healthcare claims processed annually Clients 50 out of 50 states serviced 27 countries use our transportation solutions Awards and Accolades 2018 International Parking Institute Award of Merit (Park Indy and ParkDC) 2017 Best of Denver Award (Go Denver, Best Source of Up-to-Date Traffic Info) 2017 Benchmark portal center of excellence award for NY and NJ EZpass 2016 Gold Ribbon Academy of Managed Care Pharmacy Clinical Poster Award (Analysis of Medical Resource Utilization) 2016 Best of Intelligent Transportation Society America Award (Vehicle Passenger Detection System) 2016 Recognition by Bright Idea’s Innovation in American Government (Los Angeles) Focus on Clients and Touching Millions Every Day

Growth Parameters Transportation Government Healthcare State & Local Federal Modernize our Base Investment focused on future product evolution Pharmacy Benefits Management platform functionality Long term care eligibility investment Configurable / modular case management offering Focus on leveraging existing capabilities Organic Growth in Existing Segments Public Transit: Focus modular / cloud based platforms Tolling: platform modernization Lower overall cost of healthcare via administrative offerings Expand case management Enable citizens benefits Investment in capabilities that service multiple clients Expand role in Emerging Value Chain In Parking, pursue entry into UK on-street parking market Commercialize a Whole Patient / Whole Member (WPWM) integrated benefits management offering Inorganic Growth / Partnerships Explore tuck in acquisitions Intellectual Property, Technology Explore tuck in acquisitions with focus on expanding value chain Partnerships to expand the value chain (i.e., care and utilization management) Explore partnerships to expand end to end solution on value chain - example: automated re-platforming of solutions Explore acquisition(s) with critical contract vehicles Public Growth Approach Our current portfolio offers process, technology and data-centric capabilities. Focused investments and a strong partner eco-system can help us create powerful solutions to solve our clients’ current and future challenges.

Our Growth Roadmap Service Mix Today Large Integrated Platform based solutions Competitors Specialized Strategics and pure-play competitors focused on transactions and customer retention Service Mix Tomorrow Modular, Mobile and Cloud-based solution Competitors Experts focused on expanding mobility to improve the entire customer experience 2017 2018 2019 2020 Modular and Cloud based Platform Investments Emerging Technologies (Blockchain, Analytics), to Improve Capabilities and Delivery Shaping Deals to Win Business with Modular & Cloud-Based Solutions We have embarked on a Digital Interactions journey – the destination looks very different from where we are today

Analyst Day | June 8, 2018

Financial Overview Brian Webb-Walsh, Chief Financial Officer

Key Takeaways Pivoting to Growth Stable Core Long Term Outlook Improving Margins

Financials for Overall Business Quarterly Revenue and Profit (adjusting for ASC 606 and FY2017 Divestitures)(1) Revenue ($ in B) % Adj. EBITDA Margin Operating Profit(1) $83M $83M $107M $127M $105M Operating Margin(1) 5.6% 5.8% 7.5% 8.7% 7.4% Adj EBITDA(1) $147M $153M $170M $185M $161M Adj EBITDA Margin(1) 9.9% 10.7% 11.9% 12.7% 11.3% (1) Adjusted 2017 results for impact from ASC 606 accounting change and 2017 divestitures. Note: Please refer to Appendix for Non-GAAP reconciliations for Revenue by segment, Operating Profit/Margin and Adjusted EBITDA/Margin FY2017 Revenue By Segment (*Non-core revenue includes signed and to-be-signed divestitures)

FY2018 Guidance As of Feb 21st As of May 9th As of June 8th Revenue $5.60 - $5.80B $5.44 - $5.64B $5.41 - $5.61B Adj EBITDA Adj EBITDA Margin Continued focus on margin expansion, post-divestiture impact $707 - $733M 12.1 - 13.0% $672 - $698M 11.9 - 12.8% $662 - $688M 11.8 - 12.7% Adj Free Cash Flow % of Adj EBITDA $177 - $257M 25 - 35% Capex expected to be ~3% of revenue Assumes debt pay down Adj tax rate of 30 - 35% $168 - $244M 25 - 35% $166 - $241M 25 - 35% Assumes signed divesture close dates of 6/30 All guidance metrics unchanged, excluding divestiture impact Note: Refer to Appendix for Non-GAAP definitions for adjusted EBITDA, adjusted EBITDA margin, Adjusted Free Cash Flow and “Non-GAAP Outlook” for certain non-GAAP information concerning outlook.

Divestiture Update

Successfully Monetizing Non-Core Assets

CONDUENT

Signed Divestitures

- Off-Street Parking
- Human Resources Consulting
- Commercial Vehicle Operations

Financials

- 2017 Revenue: ~$390M
- 2017 Adj EBITDA: ~$95M
- 2107 Adj EBITDA (after stranded-cost take out): ~$65M
- Expected total proceeds: ~$600M
- Post-tax total proceeds: ~$500M

To-be-signed Divestitures

- ~$100M Government businesses (Public Sector)
- ~$500M Stand-alone Customer Care Contracts

Financials

- 2017 Revenue: ~$600M
- 2017 Adj EBITDA: ~$50M
- 2017 Adj EBITDA (after stranded cost take-out): ~$10M

Total non-core revenue to divest: ~$1B
Total non-core Adj EBITDA to divest: ~$75M

Note: Please refer to Appendix definition for adjusted EBITDA

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Defining "The Core"– The Stable Base

What FY2018 would look like after all ~$1B of divestitures, stranded cost take-out (~7% of divested revenue), and deployment of proceeds

	FY2018 Core		
Revenue	$4.6 - $4.8B	→	• Reflects $1B in divestitures completed
Adj EBITDA Adj EBITDA Margin	$632 - $658M 13.2 - 14.3% margin	→	• Reflects all divestitures and stranded cost take-out (7% of divested revenue)
Adj Free Cash Flow % of Adj EBITDA	$190 - $265M 30 - 40%	→	• Reflects: • Debt pay-down (Net leverage ~2x) • Capex of ~3% of revenue • Adj tax rate of 30 - 35%

Note: Refer to Appendix for Non-GAAP definitions for adjusted EBITDA, adjusted EBITDA margin, Adjusted Free Cash Flow and "Non-GAAP Outlook" for certain non-GAAP information concerning outlook.

86

Key Takeaways Pivoting to Growth Stable Core Long Term Outlook Improving Margins

Revenue – Growing the Core $5.6 - $5.8B ~($400)M ~($600)M $4.6 - $4.8B FY2018E Pre-Divestiture Guidance Signed Divestitures To-be-signed Divestitures FY2018E Core Revenue FY2019 / FY2020E Growth FY2020E Outlook 2.5 - 4% Annual Growth

Organic New business in existing segments Increased sales capacity Client engagement model Service line expansion Modernize our base Leverage technology differentiation Expand role in value-chain Inorganic Acquisitions focused on capabilities, technology, IP, automation, etc. Federal, Healthcare, and Transportation and key horizontals (e.g., HRS, F&A) Revenue Growth Drivers

Key Takeaways Pivoting to Growth Stable Core Long Term Outlook Improving Margins

Adjusted EBITDA – Margin Improvement


$707 - $733M
12.1 – 13.0%
Adj EBITDA
Margin
~($95)M
~($50)M
~$70M
$632 - $658M
13.2 -14.3%
Adj EBITDA
Margin
>15%
Adj. EBITDA
Margin
FY2018E
Pre-Divestiture
Guidance
Signed
Divestitures
To-be-signed
Divestitures
Stranded Cost
Take-out
FY2018E
Core Adj
EBITDA
FY2019E / FY2020E
Growth
FY2020E
Outlook

Note: Please refer to Appendix for Non-GAAP reconciliations and definitions for adjusted EBITDA and adjusted EBITDA margin

91

Adjusted EBITDA Growth Drivers Growth Organic growth Revenue growth from higher margin deals Average new business margin threshold: >15% Adj EBITDA margin Improved operating leverage Inorganic growth Targeting >15% Adj EBITDA margins on average from acquisitions Transformation Existing 3-Year $700M plan On track for $225M of cost savings in FY2018 FY2019 benefit from full year effect of cost actions taken in FY2018 Stranded Costs Expect to address stranded cost from divested businesses in FY2019 7% of signed and to-be-signed divested revenues (~$70M) Focus on corporate functions and IT Next phase of Transformation Focus Accu-shoring: Leveraging global delivery footprint Benchmark systems and processes for corporate functions Leveraging technology to drive automation of client delivery Note: Please refer to Appendix for Non-GAAP reconciliations and definitions for adjusted EBITDA and adjusted EBITDA margin

Sources / Uses of Cash in FY2018E Using Cash to Create Shareholder Value Sources of Cash ~$1.2B Target Cash Uses of Cash Balanced Capital Deployment Note: Sources and Uses of cash exclude any potential proceeds from to-be-signed divestitures

Key Takeaways Pivoting to Growth Stable Core Long Term Outlook Improving Margins

FY2018 Core 2019/2020 Drivers Financial Performance Goals $4.6 - $4.8B Revenue Growth 2.5 - 4% Annual Growth 30 - 40% of Adj EBITDA Adj Free Cash Flow 35 - 45% of Adj EBITDA Adj EBITDA Adj EBITDA Margin $632 - $658M 13.1 - 14.3% >15% Adj EBITDA Margin by 2020 New logos Inorganic growth Client expansion Stranded cost take-out Next phase transformation Higher operating leverage Adj EBITDA growth Lower interest expense Adj tax rate: 27 – 30% Lower restructuring costs Capex of 2.5 - 3% of revenue Note: Refer to Appendix for Non-GAAP definitions for adjusted EBITDA, adjusted EBITDA margin, Adjusted Free Cash Flow and “Non-GAAP Outlook” for certain non-GAAP information concerning outlook.

Appendix

Non-GAAP Financial Measures Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Operating Income and Adjusted Operating Margin: Amortization of acquired intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry from period to period. Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. Separation costs. Separation costs are expenses incurred in connection with the separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies. Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net, litigation matters and all other (income) expenses, net. NY Medicaid Management Information System (NY MMIS). Costs associated with the company not fully completing the State of New York Health Enterprise platform project. Health Enterprise (HE charge). Cost associated with not fully completing the Health Enterprise Medical platform implementation projects in California and Montana Litigation costs (recoveries), net (Gain) loss on divestitures and transaction costs. ASC 606 adjustment. (Revenue) / (Income) loss from divestitures We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted Other Segment Profit and Margin We adjust our Other Segment profit and margin for NY MMIS and HE charge adjustments. We provide Other segment adjusted loss and Other segment adjusted margin information, as supplemental information, because we believe that the adjustment for NY MMIS wind-down costs and HE charge, which we do not believe are indicative of our ongoing business, supplemental provides investors added insight into underlying Other segment loss and gross margin results and trends, both by itself and in comparison to other periods. Segment and Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. We also use Adjusted EBITDA and EBITDA Margin to provide additional information that is useful to understand the financial covenants contained in the Company’s credit facility and indenture. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization adjusted for the following items (which are defined above). EBITDA margin is Adjusted EBITDA divided by adjusted revenue: Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA Margin in the same manner. Adjusted Public Sector Segment Revenue and Profit We adjusted Public Sector Segment revenue, profit and margin for the NY MMIS and HE charges. Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, vendor financed capital lease and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software, make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted free cash flow is defined as free cash flow plus deferred compensation payments and transaction costs. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. Non-GAAP Financial Measures Restructuring and related costs. Separation costs. Other (income) expenses, net. NY MMIS / NY MMIS Depreciation. Costs associated with the company not fully completing the State of New York Health Enterprise platform project. HE charge. (Gain) loss on divestitures and transaction costs. Litigation costs (recoveries), net. ASC 606 adjustment. (Revenue) / (Income) loss from divestitures.

Previously Reported Previously Reported (in millions) Q1 2018 Q1 2018 FY 2017 FY 2017 Q4 2017 Q4 2017 Q3 2017 Q3 2017 Q2 2017 Q2 2017 Q1 2017 Q1 2017 GAAP Revenue From Continuing Operations $ 1,420 $ 6,022 $ 1,493 $ 1,480 $ 1,496 $ 1,553 GAAP Pre-tax Income (Loss) From Continuing Operations (54) (16) 4 13 (11) (22) GAAP Operating Margin As Reported (3.8)% (0.3)% 0.3% 0.9% (0.7)% (1.4)% GAAP Pre-tax income (Loss) From Continuing Operations $ (54) $ (16) $ 4 $ 13 $ (11) $ (22) Adjustments: Amortization of acquired intangible assets 61 243 61 60 61 61 NY MMIS — 9 (1) 1 1 8 Restructuring and related costs 20 101 25 22 36 18 HE charge — (8) — (3) — (5) Separation costs — 12 4 2 1 5 Interest expense 33 137 32 35 34 36 (Gain) loss on divestitures and transaction costs 15 (42) (1) (16) (25) — Litigation costs (recoveries), net 31 (11) 3 6 (9) (11) Other (income) expenses, net (1) (7) 3 (9) — (1) Adjusted Operating Income/Margin $ 105 $ 418 $ 130 $ 111 $ 88 $ 89 Adjusted Operating Margin 7.4% 6.9% 8.7% 7.5% 5.9% 5.7 % Non-GAAP Reconciliation: Adj. Revenue and Adj. Operating Income / Margin

Non-GAAP Reconciliation:
Adjusted Revenue and Operating Income / Margin(1)

CONDUENT

	Adjusted for 606 and Divestitures(1)					
(in millions)	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
GAAP Revenue From Continuing Operations	$ 1,420	$ 6,022	$ 1,493	$ 1,480	$ 1,496	$ 1,553
ASC 606 adjustment	—	(166)	(41)	(39)	(40)	(46)
Less revenue from divestitures	—	(59)	—	(14)	(22)	(23)
Adjusted Revenue From Continuing Operations	1,420	5,797	1,452	1,427	1,434	1,484
Pre-tax Income (Loss) From Continuing Operations	(54)	(16)	4	13	(11)	(22)
ASC 606 adjustment	—	(11)	(3)	(2)	(3)	(3)
Less pre-tax (income) loss from divestitures	—	(7)	—	(2)	(2)	(3)
Adjusted Pre-Tax Income (Loss)	(54)	(34)	1	9	(16)	(28)
Adjusted Operating Margin	*(3.8)%*	*(0.6)%*	*0.1%*	*0.6%*	*(1.1)%*	*(1.9)%*
Adjusted Revenue	$ 1,420	$ 5,797	$ 1,452	$ 1,427	$ 1,434	$ 1,484
Pre-tax income (Loss) From Continuing Operations	$ (54)	$ (16)	$ 4	$ 13	$ (11)	$ (22)
Adjustments:						
Amortization of acquired intangible assets	61	243	61	60	61	61
NY MMIS	—	9	(1)	1	1	8
Restructuring and related costs	20	101	25	22	36	18
HE charge	—	(8)	—	(3)	—	(5)
Separation costs	—	12	4	2	1	5
Interest expense	33	137	32	35	34	36
(Gain) loss on divestitures and transaction costs	15	(42)	(1)	(16)	(25)	—
Litigation costs (recoveries), net	31	(11)	3	6	(9)	(11)
ASC 606 adjustment	—	(11)	(3)	(2)	(3)	(3)
Less pre-tax (income) loss from divestitures	—	(7)	—	(2)	(2)	(3)
Other (income) expenses, net	(1)	(7)	3	(9)	—	(1)
Adjusted Operating Income/Margin	*$ 105*	*$ 400*	*$ 127*	*$ 107*	*$ 83*	*$ 83*
Adjusted Operating Margin	*7.4%*	*6.9%*	*8.7%*	*7.5%*	*5.8%*	*5.6%*

(1) adjusted for the impact from 606 accounting standard change and revenue and (income) loss from divestitures

101

Previously Reported Previously Reported (in millions) Q1 2018 Q1 2018 FY 2017 FY 2017 Q4 2017 Q4 2017 Q3 2017 Q3 2017 Q2 2017 Q2 2017 Q1 2017 Q1 2017 Reconciliation to Adjusted Revenue GAAP Revenue From Continuing Operations $ 1,420 $ 6,022 $ 1,493 $ 1,480 $ 1,496 $ 1,553 GAAP Net Income (Loss) from Continuing Operations $ (50) $ 177 $ 208 $ (17) $ (4) $ (10) Interest expense 33 137 32 35 34 36 Income tax expense (benefit) (4) (193) (204) 30 (7) (12) Segment depreciation and amortization 56 254 58 63 69 64 Amortization of acquired intangible assets 61 243 61 60 61 61 EBITDA $ 96 $ 618 $ 155 $ 171 $ 153 $ 139 EBITDA Margin 6.8% 10.3% 10.4% 11.6% 10.2% 9.0 % EBITDA $ 96 $ 618 $ 155 $ 171 $ 153 $ 139 Restructuring and related costs 20 101 25 22 36 18 Separation costs — 12 4 2 1 5 NY MMIS — 9 (1) 1 1 8 HE charge — (8) — (3) — (5) (Gain) loss on divestitures and transaction costs 15 (42) (1) (16) (25) — Litigation costs (recoveries), net 31 (11) 3 6 (9) (11) Other (income) expenses, net (1) (7) 3 (9) — (1) Adjusted EBITDA 161 672 188 174 157 153 Adjusted EBITDA Margin 11.3% 11.2% 12.6% 11.8% 10.5% 9.9 % Non-GAAP Reconciliation: Adjusted EBITDA

Non-GAAP Reconciliation:
Adjusted EBITDA[1]

CONDUENT

(in millions)	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
	Adjusted for 606 and Divestitures[1]					
Reconciliation to Adjusted Revenue						
GAAP Revenue From Continuing Operations	$ 1,420	$ 6,022	$ 1,493	$ 1,480	$ 1,496	$ 1,553
ASC 606 adjustment	$ —	$ (166)	$ (41)	$ (39)	$ (40)	$ (46)
Less revenue from divestitures	$ —	$ (59)	$ —	$ (14)	$ (22)	$ (23)
Adjusted Revenue From Continuing Operations	$ 1,420	$ 5,797	$ 1,452	$ 1,427	$ 1,434	$ 1,484
Net Income (Loss) from Continuing Operations	$ (50)	$ 177	$ 208	$ (17)	$ (4)	$ (10)
Interest expense	33	137	32	35	34	36
Income tax expense (benefit)	(4)	(193)	(204)	30	(7)	(12)
Segment depreciation and amortization	56	254	58	63	69	64
Amortization of acquired intangible assets	61	243	61	60	61	61
ASC 606 adjustment	—	(11)	(3)	(2)	(3)	(3)
Less pre-tax (income) loss from divestitures	—	(6)	—	(2)	(1)	(3)
EBITDA adjusted for 606 and divestitures	$ 96	$ 601	$ 152	$ 167	$ 149	$ 133
EBITDA Margin	*6.8%*	*10.4%*	*10.5%*	*11.7%*	*10.4%*	*9.0%*
Adjusted EBITDA	$ 96	$ 601	$ 152	$ 167	$ 149	$ 133
Restructuring and related costs	20	101	25	22	36	18
Separation costs	—	12	4	2	1	5
NY MMIS	—	9	(1)	1	1	8
HE charge	—	(8)	—	(3)	—	(5)
(Gain) loss on divestitures and transaction costs	15	(42)	(1)	(16)	(25)	—
Litigation costs (recoveries), net	31	(11)	3	6	(9)	(11)
Other (income) expenses, net	(1)	(7)	3	(9)	—	(1)
Adjusted EBITDA	161	655	185	170	153	147
Adjusted EBITDA Margin	11.3%	11.3%	12.7%	11.9%	10.7%	9.9%

[1] adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures

103

Non-GAAP Reconciliation:
Segment Adjusted EBITDA[1]

(in millions)	Q1 2018	FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
		Previously Reported				
Commercial Industries						
Segment GAAP revenue	$ 854	$ 3,475	$ 879	$ 845	$ 856	$ 895
Segment profit	$ 44	$ 181	$ 73	$ 49	$ 33	$ 26
Segment depreciation and amortization	34	142	34	34	38	36
Adjusted Segment EBITDA	78	323	107	83	71	62
Adjusted EBITDA Margin	*9.1%*	*9.3%*	*12.2%*	*9.8%*	*8.3%*	*6.9%*
Public Sector						
Segment GAAP revenue	$ 558	$ 2,408	$ 602	$ 599	$ 598	$ 609
Segment profit	$ 65	$ 232	$ 63	$ 60	$ 52	$ 57
Segment depreciation and amortization	22	107	23	28	29	27
EBITDA	87	339	86	88	81	84
EBITDA Margin	*15.6%*	*14.1%*	*14.3%*	*14.7%*	*13.5%*	*13.8%*
Segment EBITA	87	339	86	88	81	84
NY MMIS[2]	—	9	(1)	1	1	8
HE charge[2]	—	(8)	—	(3)	—	(5)
Adjusted Segment EBITDA	87	340	85	86	82	87
Adjusted EBITDA Margin	*15.6%*	*14.1%*	*14.1%*	*14.4%*	*13.7%*	*14.3%*
Other Segment						
Segment GAAP revenue	$ 8	$ 139	$ 12	$ 36	$ 42	$ 49
GAAP Segment profit (loss)	$ (4)	$ 4	$ (5)	$ 4	$ 2	$ 3
Segment depreciation and amortization	—	5	1	1	2	1
Adjusted Segment EBITDA	$ (4)	$ 9	$ (4)	$ 5	$ 4	$ 4
Adjusted EBITDA Margin	*(50.0)%*	*6.5%*	*(33.3)%*	*13.9%*	*9.5%*	*8.2%*

[1] Certain reclassifications have been made to prior year information to conform to current year presentation.
[2] HE business moved from Other segment into Public Sector segment effective Q1 2018.

104

Non-GAAP Reconciliation:
Segment Adjusted EBITDA(1)

CONDUENT

(in millions)	Q1 2018	Adjusted for 606 and Divestitures(1) FY 2017	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Commercial Industries						
Segment GAAP revenue	$ 854	$ 3,475	$ 879	$ 845	$ 856	$ 895
ASC 606 adjustment	—	(93)	(23)	(22)	(22)	(26)
Segment Revenue Adjusted for 606	$ 854	$ 3,382	$ 856	$ 823	$ 834	$ 869
Segment profit	44	181	73	49	33	26
Segment depreciation and amortization	34	142	34	34	38	36
ASC 606 adjustment	—	(5)	(2)	—	(2)	(1)
Segment EBITDA Adjusted for 606	$ 78	$ 318	$ 105	$ 83	$ 69	$ 61
Adjusted EBITDA Margin	*9.1%*	*9.4%*	*12.3%*	*10.1%*	*8.3%*	*7.0%*
Public Sector						
Segment GAAP revenue	$ 558	$ 2,408	$ 602	$ 599	$ 598	$ 609
ASC 606 adjustment	—	(68)	(17)	(16)	(17)	(18)
Segment Revenue Adjusted for 606	$ 558	$ 2,340	$ 585	$ 583	$ 581	$ 591
Segment profit	$ 65	$ 232	$ 63	$ 60	$ 52	$ 57
Segment depreciation and amortization	22	107	23	28	29	27
ASC 606 adjustment	—	(6)	(1)	(2)	(1)	(2)
Segment EBITDA Adjusted for 606	87	333	85	86	80	82
EBITDA Margin	*15.6%*	*14.2%*	*14.5%*	*14.8%*	*13.8%*	*13.9%*
Segment EBITDA Adjusted for 606	87	333	85	86	80	82
NY MMIS(2)	—	9	(1)	1	1	8
HE charge(2)	—	(8)	—	(3)	—	(5)
Adjusted Segment EBITDA	87	334	84	84	81	85
Adjusted EBITDA Margin	*15.6%*	*14.3%*	*14.4%*	*14.4%*	*13.9%*	*14.4%*

(1) adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures. Certain reclassifications have been made to prior year information to conform to current year presentation.
(2) HE business moved from Other segment into Public Sector segment effective Q1 2018.

105

(1) adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures. Certain reclassifications have been made to prior year information to conform to current year presentation. Adjusted for 606 and Divestitures(1) Adjusted for 606 and Divestitures(1) (in millions) Q1 2018 Q1 2018 FY 2017 FY 2017 Q4 2017 Q4 2017 Q3 2017 Q3 2017 Q2 2017 Q2 2017 Q1 2017 Q1 2017 Other Segment Segment GAAP revenue $ 8 $ 139 $ 12 $ 36 $ 42 $ 49 ASC 606 adjustment — (5) (1) (1) (1) (2) Less revenue from divestitures — (59) — (14) (22) (23) Segment GAAP revenue adjusted for 606 and divestitures $ 8 $ 75 $ 11 $ 21 $ 19 $ 24 GAAP Segment profit (loss) $ (4) $ 4 $ (5) $ 4 $ 2 $ 3 Segment depreciation and amortization — 5 1 1 2 1 ASC 606 adjustment — — — — — — Less pre-tax (income) loss from divestitures — (6) — (2) (1) (3) Adjusted Segment EBITDA $ (4) $ 3 $ (4) $ 3 $ 3 $ 1 Adjusted EBITDA Margin (50.0)% 4.0% (36.4)% 14.3% 15.8% 4.2 % Non-GAAP Reconciliation: Segment Adjusted EBITDA(1) Continued

Three Months Ended March 31, Three Months Ended March 31, (in millions) 2018 2018 2017 2017 Operating Cash Flow $ (38) $ (107) Cost of additions to land, buildings & equipment (33) (17) Proceeds from sales of land, buildings and equipment (6) (8) Vendor financed capital leases — (12) Free Cash Flow $ (77) $ (144) Deferred compensation payments and adjustments 7 1 Transaction costs 1 — Adjusted Free Cash Flow $ (69) $ (143) 07 Non-GAAP Reconciliation: Free Cash Flow and Adj. Free Cash Flow

Analyst Day | June 8, 2018